UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2009 (September 1, 2009)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition.
On September 2, 2009, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its third quarter ended July 31, 2009. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis; (ii) diluted earnings per Class A share and per Class B share before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis; (iii) operating profit before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis; (iv) operating profit before restructuring charges with respect to the Company’s Paper Packaging segment; (v) operating profit before restructuring charges and restructuring-related inventory charges with respect to the Company’s Industrial Packaging segment and (vi) operating profit before restructuring charges and timberland disposals, net with respect to the Company’s Timber segment. Net income before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP net income plus restructuring charges and restructuring-related inventory charges less timberland disposals, net, net of tax, on a consolidated basis. Diluted earnings per Class A share and per Class B share before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP diluted earnings per Class A share and per Class B share plus restructuring charges and restructuring-related inventory charges less timberland disposals, net, net of tax, on a consolidated basis. Operating profit before restructuring charges, restructuring-related inventory charges and timberland disposals, net on a consolidated basis is equal to GAAP operating profit plus restructuring charges and restructuring-related inventory charges less timberland disposals, net on a consolidated basis. Operating profit before restructuring charges with respect to the Company’s Paper Packaging segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges. Operating profit before restructuring charges and restructuring-related inventory charges with respect to the Company’s Industrial Packaging segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges and restructuring-related inventory charges. Operating profit before restructuring charges and timberland disposals, net with respect to the Company’s Timber segment is equal to that segment’s GAAP operating profit plus that segment’s restructuring charges less timberland disposals, net.
The Company discloses the non-GAAP Measures described in Items (i) through (vi), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A share and per Class B share and operating profit since they exclude restructuring charges and restructuring-related inventory charges, which are not representative of ongoing operations, and timberland disposals, net, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)	On September 1, 2009, the Company’s Board of Directors elected John W. McNamara as a director of the Company to fill a vacancy on the Board and to serve until the Company’s next annual meeting of stockholders (expected to occur on February 22, 2010) and until his successor is elected and qualified.
There are no arrangements or understandings between Mr. McNamara and any other person pursuant to which Mr. McNamara was selected as a director of the Company.
Mr. McNamara is the nephew of Judith Hook, who is also a director of the Company.
The announcement of Mr. McNamara’s election as director is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Section 7. Regulation FD

Item 7.01. Regulation FD Disclosure.

The Company’s management conducted a conference call on September 3, 2009, at approximately 10:00 a.m., EDT, to review the Company’s financial results for its three- and nine-month periods ended July 31, 2009, and to respond to questions from interested investors and financial analysts. During the conference call, Donald S. Huml, Chief Financial Officer, commented that there was a recent uptick in sales volumes during July that continued into August. Michael J. Gasser, Chairman and Chief Executive Officer also stated that the comparison of sales volumes from July to August was as follows: Europe, Asia and North America had volume increases in the mid-single digit range; and Latin America had volume increases in the low double digit range.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 2, 2009, announcing the financial results for its third quarter ended July 31, 2009.

99.2	Press release issued by Greif, Inc. on September 1, 2009, announcing the election of John W. McNamara as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: September 3, 2009	By:	/s/ Donald S. Huml
Donald S. Huml,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on September 2, 2009, announcing the financial results for its third quarter ended July 31, 2009.

99.2	Press release issued by Greif, Inc. on September 1, 2009, announcing the election of John W. McNamara as a director.